Exhibit 99.1


              Oak Reports Fourth Fiscal Quarter Revenue of $22.0 Million; Posts $106.5 Million Revenue for Fiscal 2003


    SUNNYVALE, Calif.--(BUSINESS WIRE)--July 22, 2003--

        Grows Core Business Five Percent Sequentially; Company
   Well-Positioned and Financially Strong Pending Merger with Zoran

    Oak Technology, Inc., (Nasdaq: OAKT) a leading provider of embedded solutions for the HDTV and Digital Imaging markets, today announced that in fiscal 2003, the company achieved total revenues of $106.5 million. This compares with total revenues for the 2002 fiscal year of $146.6 million. For the fourth quarter of fiscal 2003, ended June 30, 2003, the company reported total net revenues of $22.0 million compared with $34.9 million in the same quarter of the previous year. During fiscal 2003, Oak acquired TeraLogic Inc. and divested the company's optical storage business such that year-ago results are not comparable with the current period.
    On May 5, 2003, Oak entered into a merger agreement with Zoran Corporation. The closing of the merger is subject to approval of stockholders of both companies and the satisfaction of certain other closing conditions. A special meeting of Oak's stockholders has been scheduled for August 8, 2003 to vote on the proposal.
    On a GAAP basis, the company reported a net loss of $32.7 million, or ($0.58) per share for the 2003 fiscal year. For the fourth quarter of fiscal 2003, the company reported net income of $13.9 million, or $0.23 per share on a diluted basis. This compares to a net loss of $27.0 million, or ($0.49) per share, reported for all of fiscal 2002, and a loss of $12.7 million, or ($0.23) per share for the same quarter one year ago.
    On a pro forma basis, excluding the amortization of intangibles, acquisition-related expenses, deferred stock compensation and restructuring expenses, the company reported a net loss for fiscal 2003 of $26.0 million, or ($0.46) per share. For the fourth quarter of fiscal 2003 the company reported a pro forma net loss of $2.4 million, or ($0.04) per share. In the comparable year ago periods, the company reported a pro forma net loss of $9.1 million, or ($0.16) per share, and $6.8 million, or ($0.12) per share for the year and quarter, respectively.
    "Fiscal 2003 was an important year for Oak, as we successfully repositioned the company in high-growth consumer electronics markets," said Young Sohn, Oak's chairman and chief executive officer. "While our proposed merger with Zoran is pending, we are pleased that our HDTV and Imaging businesses continued to build momentum and we further reduced our cost structure. We are encouraged by the positive response the merger proposal has generated from customers and we believe we are bringing a well-positioned, financially strong, growing company to the combined entity."

    BUSINESS OUTLOOK

    Based on Oak's expectations as of July 22, 2003, with the next Generation9(TM) HDTV controller currently ramping into production, the company expects revenue from the HDTV business will grow sequentially in the September quarter. In addition, Imaging revenues are expected to grow slightly into the September quarter. Given the company's pending merger with Zoran Corporation, the company does not expect to operate as an independent company for the entire quarter and will therefore refrain from providing further guidance at this time.
    These statements, and the use of such phrases as "expects", "anticipates" and "intends" are forward-looking, and actual results may differ materially. (Please see the company's "Safe Harbor" disclaimer, which follows below).

    ABOUT PRO FORMA ADJUSTMENTS

    To supplement the consolidated financial results prepared under generally accepted accounting principles ("GAAP"), Oak uses a non-GAAP conforming, or pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of Oak's baseline performance before gains, losses or other charges that are considered by management to be outside of the company's core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Oak computes pro forma net income by adjusting GAAP net income with the impact of amortization of acquisition-related charges, and other non-recurring charges and gains.

    RECENT BUSINESS DEVELOPMENTS

    -- Oak's Generation9 HDTV system entered production in the fourth quarter. More than 50 Generation9 platforms have been sold and the company expects six customers in production in the second half of 2003.

    -- Funai selected Oak's TL851 Universal Digital TV Decoder and TL811 PVR/STB controller for its latest suite of over-the-air set-top-boxes. Oak has worked with Funai in Japan, and Funai will shortly introduce set-top-boxes incorporating Oak products in the United States market.

    -- Oak's OTI-4110 and PM-1100 and raster-based high performance printer drivers have been designed into Hewlett-Packard's new Color LaserJet 1500 printer series. HP's Color LaserJet 1500, priced from $799, is a lower priced follow-on to the groundbreaking low-cost Color LaserJet 2500. The Color LaserJet 1500 is positioned to assure that color laser printing is affordable for the desktop and follows a broad industry trend toward building more affordable personal color laser printers.

    -- Oak's IPS/PS3 PostScript(R) 3(TM)-compatible software was deployed in Oki Data's new OKI(R) C5300n color printer and OKI B4300 monochrome printer. The OKI C5300n's deployment is significant for Oak because the printer features color single pass, or tandem, engine support.

    -- Oak launched the OTI-4100, a programmable second-generation system-on-a-chip solution for imaging and printing appliances, based on the company's Quatro architecture. The OTI-4100 improves price performance and is optimized to meet the needs of entry-level market segments in the personal imaging and printing appliance markets.

    -- Oak also launched IPS(TM) 6.0 software, the next generation Page Description Language technology which includes a common display list, advanced color functionality and enhanced security in printers and multi-functional peripherals.

    WEBCAST AND TAPED REPLAY

    Oak will broadcast its fourth quarter earnings conference call today at 4:30 PM EDT/1:30 PM PDT. This event is available through the Oak Technology website at www.oaktech.com by clicking on the "financial results" link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available and a telephonic replay will also be available approximately two hours following the earnings call. Although this earnings release will be available on the company's website, the company disclaims any duty or intention to update this or any other forward-looking statements. The telephone playback of the conference call can be accessed by dialing (719) 457-0820 and entering the passcode number 664534.

    About Oak Technology

    Oak Technology, Inc., a leading provider of solutions for the storage, manipulation and distribution of digital content, is committed to driving the emerging world of connected consumer appliances. The company's fully integrated products and technologies target two key markets: digital imaging (advanced copiers, printers, faxes, scanners and MFPs) and digital home entertainment (digital TV, HDTV and PVRs). Founded in 1987, Oak is headquartered in Sunnyvale, California, and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq National Market under the symbol OAKT. Additional information about Oak and its digital solutions can be found at www.oaktech.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to the historical information contained herein, statements in this press release may contain forward-looking statements within the meaning of the Federal securities laws and are subject to the safe harbors created thereby. The foregoing statements may consist of forward-looking statements, such as "expects" or "believes", that involve risks and uncertainties. These statements may differ materially from actual future events or results. Factors that could cause actual outcome to differ materially from those set forth include, without limitation, the approval of the pending merger with Zoran and successful integration of Oak within Zoran, the rate of adoption of new technology, the rate of growth of the optical storage, digital imaging and HDTV market, success in licensing of retained IP and patents, success of any announced partnership in the optical storage market, changes in product mix, distribution channels, or manufacturing costs; the demand for semiconductors and end-user products that incorporate semiconductors; technological difficulties and resource constraints encountered in developing and/or introducing new products, and market acceptance of new products. Forward-looking statements contained in this press release regarding expected financial results, industry trends, sales and future product development and business strategies and activities should be considered in light of these factors, and those factors discussed from time to time in the company's public reports filed with the Securities and Exchange Commission, such as those discussed in the company's and Zoran's joint proxy statement/prospectus relating to the proposed merger and the company's Annual Report on Form 10-K for fiscal year ended June 30, 2002, and in quarterly reports on Form 10-Q.

    Oak Technology is a registered trademark of Oak Technology, Inc. The Oak logo, is a common law trademark of Oak Technology, Inc. All others are trademarks or registered trademarks of their respective owners.



                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (Unaudited)

                                Three months ended Twelve months ended
                                     June 30,           June 30,
                                ------------------ -------------------
                                  2003      2002      2003      2002
                                ------- --------- --------- ---------

Net revenues                    $22,008  $ 34,948  $106,482  $146,633
Cost of revenues                  5,733    20,022    40,868    75,962

                                ------- --------- --------- ---------
  Gross profit                   16,275    14,926    65,614    70,671

Research and development
 expenses                        11,177    14,040    57,613    53,207
Selling, general, and
 administrative expenses          9,538     9,026    37,169    31,543
Amortization of intangible
 assets                           2,467     3,046     9,445    12,566
Acquisition related expenses        448         -     9,787         -
Deferred stock compensation         123         -       329         -
Restructuring charge              2,135       789     9,342     3,213

                                ------- --------- --------- ---------
  Operating loss                 (9,613)  (11,975)  (58,071)  (29,858)

Impairment loss                       -    (1,581)        -    (1,581)
Nonoperating income                 696     1,413     4,125     6,619
Gain on sale of assets to
 Sunplus                         23,595         -    23,595         -

                                ------- --------- --------- ---------
  Income (loss) before income
   taxes                         14,678   (12,143)  (30,351)  (24,820)

Income taxes                        734       554     2,311     2,130

                                ------- --------- --------- ---------
  Net income (loss)             $13,944  $(12,697) $(32,662) $(26,950)
                                ======= ========= ========= =========

Net income (loss) per share

  Basic                         $  0.25  $  (0.23) $  (0.58) $  (0.49)
                                ======= ========= ========= =========
  Diluted                       $  0.23  $  (0.23) $  (0.58) $  (0.49)
                                ======= ========= ========= =========

Shares used in computing net income
 (loss) per share

  Basic                          56,268    55,890    55,992    55,254
                                ======= ========= ========= =========
  Diluted                        60,507    55,890    55,992    55,254
                                ======= ========= ========= =========


                OAK TECHNOLOGY, INC. AND SUBSIDIARIES

      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (Unaudited)

                               Three months ended  Twelve months ended
                                     June 30,           June 30,
                                 ----------------- -------------------
                                    2003     2002      2003      2002
                                 -------- -------- --------- --------

Net revenues                     $22,008  $34,948  $106,482  $146,633
Cost of revenues                   5,733   20,022    40,868    75,962

                                 -------- -------- --------- --------
  Gross profit                    16,275   14,926    65,614    70,671

Research and development expenses 11,177   14,040    57,613    53,207
Selling, general, and
 administrative expenses           7,467    8,503    35,098    31,020

                                 -------- -------- --------- --------
  Operating loss                  (2,369)  (7,617)  (27,097)  (13,556)

Nonoperating income                  696    1,413     3,385     6,619

                                 -------- -------- --------- --------
  Loss before income taxes        (1,673)  (6,204)  (23,712)   (6,937)

Income taxes                         734      554     2,311     2,130

                                 -------- -------- --------- --------
  Net loss                       $(2,407) $(6,758) $(26,023) $ (9,067)
                                 ======== ======== ========= ========

Net loss per share

  Basic                          $ (0.04) $ (0.12) $  (0.46) $  (0.16)
                                 ======== ======== ========= ========
  Diluted                        $ (0.04) $ (0.12) $  (0.46) $  (0.16)
                                 ======== ======== ========= ========

Shares used in computing net loss
 per share

  Basic                           56,268   55,890    55,992    55,254
                                 ======== ======== ========= ========
  Diluted                         56,268   55,890    55,992    55,254
                                 ======== ======== ========= ========

Note: The above unaudited pro forma condensed consolidated statements of operations are not intended to be in accordance with generally accepted accounting principles and may differ from pro forma presentations or computations used by other Companies. See reconciliation of GAAP to pro forma financial information on the following page.


                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

       RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION
                       (in thousands, unaudited)

                               Three months ended  Twelve months ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                  2003      2002      2003      2002
                               --------- --------- --------- ---------

GAAP net income (loss)         $ 13,944  $(12,697) $(32,662) $(26,950)

Pro forma adjustments:
  Selling, general and
   administrative expenses  (A)   2,071       523     2,071       523
  Amortization of
   intangible assets        (B)   2,467     3,046     9,445    12,566
  Acquisition related
   expenses                 (C)     448        --     9,787        --
  Deferred stock
   compensation             (D)     123        --       329        --
  Restructuring charge      (E)   2,135       789     9,342     3,213
  Impairment loss           (F)      --     1,581        --     1,581
  Non-operating income      (G)      --        --      (740)       --
  Gain on sale of assets to
   Sunplus                  (H) (23,595)       --   (23,595)       --

                               --------- --------- --------- ---------
Pro forma net loss             $ (2,407) $ (6,758) $(26,023) $ (9,067)
                               ========= ========= ========= =========

(A) During the quarter and twelve month period ended June 30, 2003, the Company recorded non-recurring expenses as a part of selling, general and administrative expenses related to the Zoran merger. During the quarter and twelve month period ended June 30, 2002, the Company recorded non-recurring expenses as a part of selling, general and administrative expenses related to an unsuccessful acquisition project.

(B) Amortization of purchased technology and goodwill for the periods presented. Effective July 1, 2002, the Company has ceased the amortization of goodwill in accordance with a new accounting pronouncement.

(C) Acquisition related expenses include in-process research and development charge and other retention payments related to the acquisition of TeraLogic, Inc.

(D) Amortization of deferred stock compensation related to the acquisition of TeraLogic, Inc.

(E) For the quarter ended June 30, 2003, the Company recorded restructuring charges of $2.1 million: related to 1) the reduction in force primarily related to the sale of the Optical Storage business of $970,000 and 2) the loss on disposal of certain assets as a result of these restructuring activities due to the sale of the Optical Storage business of approximately $1.2 million.

    For the quarter ended March 31, 2003, the Company recorded restructuring charges of $4.0 million related to a reduction in force due to the restructuring of the overall business of $3.3 million and the estimated loss on the sale and spin-off of a Japanese subsidiary focused on platform development for Optical Storage devices of approximately $700,000.

    For the quarter ended December 31, 2002, the Company recorded restructuring charges of $3.2 million related to an adjustment of lease loss on a previously abandoned building and reduction in force due to the restructuring of the overall business.

    For the quarter ended March 31, 2002, the Company became exposed to probable losses on a sublease where the tenant experienced financial difficulty and abandoned the facility with approximately five years remaining on the sublease. This abandonment during a difficult economic period for commercial real estate, net of other restructuring adjustments, resulted in a net charge of $396,000 in the March 2002 quarter.

    For the quarter ended June 30, 2002, the Company recorded restructuring charges related to the reorganization and reduction in force of the overall business. For the fiscal year ended June 30, 2002, the Company recorded restructuring charges related to the reduction in force due to the restructuring of the overall business as well as additional probable losses on a sublease where the tenant experienced financial difficulty and abandoned the facility with approximately five years remaining on the sublease.

(F) For the quarter ended June 30, 2002, the Company recorded impairment losses of $1.6 million related to a decline in marketable securities held by the Company.

(G) During the twelve month period ended June 30, 2003, the Company recorded a gain on sale of marketable securities held by the Company.

(H) For the quarter and twelve month period ended June 30, 2003, the Company recorded a gain on the sale of certain Optical Storage assets to Sunplus.


                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                   June 30,  June 30,
                                                     2003      2002
                                                   --------- ---------
ASSETS

Current assets:

  Cash and investments                             $ 72,257  $142,666
  Accounts receivable, net                            9,682    10,096
  Inventories                                         2,942     4,929
  Prepaid expenses and other current assets          21,264     5,535
                                                   --------- ---------

       Total current assets                         106,145   163,226

Property and equipment, net                          15,238    18,961
Intangible assets, net                               54,001    19,886
Other assets                                            942       803
                                                   --------- ---------

       Total assets                                $176,326  $202,876
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable                                 $  5,897  $ 14,065
  Deferred revenues                                   3,419     2,970
  Other accrued liabilities                          27,728    16,951
                                                   --------- ---------

       Total current liabilities                     37,044    33,986

Long-term liabilities                                 1,013       899

                                                   --------- ---------
       Total liabilities                             38,057    34,885

Stockholders' equity:

  Common stock                                      228,540   223,374
  Deferred stock compensation                        (1,729)       --
  Accumulated comprehensive income                      531     1,028
  Accumulated deficit                               (89,073)  (56,411)
                                                   --------- ---------

       Total stockholders' equity                   138,269   167,991
                                                   --------- ---------

       Total liabilities and stockholders' equity  $176,326  $202,876
                                                   ========= =========



    CONTACT: Oak Technology, Inc.
             John Edmunds, 408-523-6510 (Investors and Stockholders) johnedmunds@oaktech.com
             Charles Cheng, 408-523-6750 (Media and Industry Analysts) charlescheng@oaktech.com